EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated January 23, 2002 included in this Form 10-K, into the Company’s previously filed Form S-8 Registration Statements File Nos. 333-46246 and 333-48690.

/s/ ARTHUR ANDERSEN LLP

Cleveland, Ohio
March 15, 2002.